                                   EXHIBIT 16


                            Williams & Webster, P.S.
                        Bank of America Financial Center
                          601 W. Riverside, Suite 1940
                             Spokane, WA 99201-0611

January 27, 2004

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: Arbios Systems, Inc. formerly Historical Autographs USA, Inc. Commission File Number 000-32606

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated January 27, 2004.

Our independent auditor's report on the financial statements of Historical Autographs USA, Inc. for the year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the Company's ability to continue as a going concern.

There were no disagreements with Historical Autographs USA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.
-----------------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington